As filed with the Securities and Exchange Commission on March 15, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

MoSys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0291941
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

3301 Olcott Street
Santa Clara, California 95054
(408) 418-7500

(Address of principal executive offices)

MoSys, Inc. 2010 Equity Incentive Plan

(Full title of the plan)

James Sullivan, Chief Financial Officer and Vice President
MoSys, Inc.
3301 Olcott Street
Santa Clara, California 95054
(408) 418-7500

(Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (2)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (3)
Common Stock, par value $0.01 per share
To be issued upon exercise of options and other awards of common stock granted under the: MoSys, Inc. 2010 Equity Incentive Plan (1)	500,000	$5.70	(3)	$2,850,000	$330.89
TOTAL:	500,000			$2,850,000	$330.89

(1)        Represents additional shares reserved for issuance upon exercise of stock options and other awards of common stock granted under the Registrant’s 2010 Equity Incentive Plan. Shares issuable upon exercise of stock options and other awards of common stock granted under the Registrant’s 2010 Equity Incentive Plan were originally registered on the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 28, 2010 (Commission File No. 333-168358), which Registration Statement is incorporated by reference.

(2)        In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(3)        Estimated solely for purposes of calculating the amount of the registration fee. The estimate is made pursuant to Rule 457(c) and (h)(1) of the Securities Act. Maximum fee is calculated pursuant to Section 6(b) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference

The Registrant incorporates by reference into this Registration Statement the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on July 28, 2010 (Commission File No. 333-168358), in accordance with General Instruction E to Form S-8.

The following documents filed with the SEC by the Registrant are incorporated by reference in this Registration Statement:

1.             The Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 11, 2011;

2.             All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2010; and

3.             The description of the capital stock of the Registrant contained in the Registration Statement on Form 8-A (File No. 000-32929), filed on June 26, 2001, as amended by Amendment No. 2 on Form 8-A/A, filed on November 12, 2010, and in the Registration Statement on Form S-3 (File No. 333-170327), filed on November 3, 2010 and declared effective on November 12, 2010, under the heading “Description of Capital Stock.”

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 8.   Exhibits.

See Exhibit Index which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Clara, state of California on March 15, 2011.

MOSYS, INC.

By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Leonard Perham and James W. Sullivan, and each of them, with full power of substitution and resubstitution and full power to act, as his true and lawful attorney-in-fact and agents to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all registration statements relating to the same offering that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, and any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leonard Perham	Chief Executive Officer, President and Director	March 15, 2011
Leonard Perham	(principal executive officer)

/s/ James W. Sullivan	Vice President and Chief Financial Officer (principal	March 15, 2011
James W. Sullivan	financial and accounting officer)

/s/ Carl E. Berg	Director	March 15, 2011
Carl E. Berg

/s/ Tommy Eng	Director	March 15, 2011
Tommy Eng

/s/ Chi-Ping Hsu	Director	March 15, 2011
Chi-Ping Hsu

/s/ James D. Kupec	Director	March 15, 2011
James D. Kupec

Exhibit Index

Exhibit Number	Exhibit Description

4.1 (1)	Specimen Common Stock Certificate

4.4 (2)	Rights Agreement, dated November 10, 2010, by and between the Company and Wells Fargo Bank, N.A., as Rights Agent

4.4.1 (2)	Form of Right Certificate

4.4.2 (2)	Summary of Rights to Purchase Preferred Shares

4.8 (3)	MoSys, Inc. 2010 Equity Incentive Plan

4.10 (4)	Form of Agreement for Stock Option Grant pursuant to the MoSys, Inc. 2010 Equity Incentive Plan

5.1	Opinion of Bingham McCutchen LLP

23.1	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

(1)         Incorporated by reference to the same-numbered exhibit to the Registrant’s Registration Statement on Form S-1, as amended, originally filed August 4, 2000, declared effective June 27, 2001 (Commission File No. 333-43122).

(2)         Incorporated by reference to the same-numbered exhibit to the Registrant’s Current Report on Form 8-K, filed November 12, 2010 (Commission File No. 000-32929).

(3)         Incorporated by reference to Appendix A to the Registrant’s proxy statement on Schedule 14A filed May 26, 2010 (Commission File No. 000-32929).

(4)         Incorporated by reference to the same-numbered exhibit to the Registrant’s Registration Statement on Form S-8, filed July 28, 2010 (Commission File No. 333-168358).